                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INSPIRE PHARMACEUTICALS, INC.

     Christy L. Shaffer, Ph.D. hereby certifies that:

     1. The original name of this corporation is Innovative Pharmaceuticals, Inc. (the "Corporation"), and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is October 28, 1993.

     2. She is the duly elected President and Chief Executive Officer of the Corporation.

     3. The Certificate of Incorporation of the Corporation, as previously amended and restated and thereafter further amended, is hereby amended and restated to read in its entirety as follows:

     "FIRST.  The name of the Corporation is Inspire Pharmaceuticals, Inc.

     SECOND. The address of the registered office of the Corporation in the State of Delaware is:

                    The Corporation Trust Company
                    1209 Orange Street
                    Wilmington, Delaware 19801
                    County of New Castle

The name of the Corporation's registered agent at said address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as may be in effect from time to time, the "Delaware Corporation Law").

     FOURTH.

                            Section 1. CAPITAL STOCK

     Section 1.1.  Capital Stock Prior to Reverse Split. The total number of
                   ------------------------------------
shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Eight Million (108,000,000), consisting of Fifty Six Million (56,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and Fifty Two Million (52,000,000) shares of preferred stock, par value $0.001 per share.

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     Section 1.2.  Reverse Stock Split. Immediately prior to the conversion of
                   -------------------
all outstanding shares of the Preferred Stock (as hereinafter defined) pursuant to Sections 3.4(b)(i)(1) and 3.4(b)(ii), every one and three quarters (1.75) shares of Common Stock issued and outstanding or held in the treasury of the Corporation will be reclassified and changed into one fully paid and nonassessable share of Common Stock, and each holder of record of a certificate for shares of Common Stock at such time shall be entitled to receive, as soon as practicable upon their surrender of such certificate(s), a new certificate representing one share of Common Stock for each 1.75 shares of Common Stock represented by the surrendered certificate(s) of such holder. No fractional shares of Common Stock shall be issued as a result of the reclassification of the Common Stock pursuant to this Section 1.2. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the initial public offering price of the Common Stock. The determination as to whether or not any fractional shares are issuable upon reclassification of the Common Stock pursuant to this Section 1.2 shall be based upon the total number of shares of Common Stock evidenced by the stock certificate(s) surrendered by the holder at any given time, and not upon each share of Common Stock evidenced by such stock certificate(s).

     Section 1.3.  Capital Stock Following Reverse Split. After giving effect to
                   -------------------------------------
the reverse-stock split set forth in Section 1.2 above and the conversion of all outstanding shares of the Preferred Stock pursuant to Sections 3.4(b)(i)(1) and 3.4(b)(ii), the total number of shares of all classes of stock which the Corporation shall have authority to issue will be Sixty Two Million (62,000,000), consisting of Sixty Million (60,000,000) shares of Common Stock, and Two Million (2,000,000) shares of preferred stock, par value $0.001 per share.

                             Section 2. COMMON STOCK

     Section 2.1.  Voting Rights. The holders of shares of Common Stock shall be
                   -------------
entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to Sections 3.5 and
3.7 of this Article Fourth.

     Section 2.2.  Liquidation Rights.  Subject to the prior and superior right
                   ------------------
of the Corporation's preferred stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed to holders of Common Stock, subject to and as provided in Section 3.3 of this Article Fourth.

     Section 2.3.  Dividends.  Dividends may be paid on the Common Stock as and
                   ---------
when declared by the Board of Directors; provided, however, that no cash dividends may be declared or paid on the Common Stock unless dividends shall first have been declared and paid with respect to the Corporation's preferred stock, as provided in Section 3.6 of this Article Fourth.

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                           Section 3. PREFERRED STOCK

     Section 3.1.  Designation of Preferred Stock Generally.  Subject to
                   ----------------------------------------
Sections 3.5 and 3.7, the preferred stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation (as may be amended from time to time, the "Certificate of Incorporation"), to fix, or alter the existing dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and/or liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing; and to increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of preferred stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     Section 3.2.  Current Designation of Preferred Stock.  Of the 52,000,000
                   --------------------------------------
shares of preferred stock which the Corporation has authority to issue: (i) 9,365,000 shall be designated and known as "Series A Convertible Preferred Stock" ("Series A Preferred"); (ii) 9,365,000 shall be designated and known as "Series AA Convertible Preferred Stock" ("Series AA Preferred"); (iii) 10,881,014 shares shall be designated and known as "Series B Convertible Preferred Stock" ("Series B Preferred"); (iv) 10,881,014 shares shall be designated and known as "Series BB Convertible Preferred Stock" ("Series BB Preferred"); (v) 375,000 shall be designated and known as "Series C Convertible Preferred Stock" ("Series C Preferred"); (vi) 416,667 shall be designated and known as "Series D Convertible Preferred Stock" ("Series D Preferred"); (vii) 8,000,000 shall be designated and known as "Series E Convertible Preferred Stock" ("Series E Preferred"); (vii) 28,170 shall be designated and known as "Series F Convertible Preferred Stock" ("Series F Preferred"); and (viii) 1,200,000 shall be designated and known as "Series G Convertible Non Voting Preferred Stock" ("Series G Preferred") (the Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred are hereinafter collectively referred to as the "Preferred Stock"), and each such series shall have the respective rights, preferences and privileges set forth below.

     Section 3.3.  Liquidation Rights.
                   ------------------

          (a) Preference as to Payment. In the event of any voluntary or
              ------------------------
involuntary liquidation, dissolution or winding up of the affairs of the
Corporation:

               (i) the holders of shares of Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred and Series E Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be

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distributed to the holders of any other class or series of stock of the
Corporation ranking on liquidation prior and in preference to the Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred and Series E Preferred (such senior Preferred Stock is referred to as "Senior Preferred"), but before any payment shall be made to the holders of the Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred and Common Stock or any other class or series of stock ranking on liquidation junior to the Senior Preferred, Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred and Series E Preferred (such Common Stock and other classes or series of stock being collectively referred to as "Junior Stock"), by reason of their ownership thereof, an amount equal to (A) $1.00 per share with respect to each share of Series A Preferred or Series AA Preferred, (B) $1.20 per share with respect to each share of Series B Preferred or Series BB Preferred, and (C) $2.00 per share with respect to each share of Series E Preferred, plus, in each case, an amount equal to any declared but unpaid dividends to and including the date full payment shall be tendered to the holders of the Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred and Series E Preferred with respect to such liquidation, dissolution or winding up (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares);

               (ii) the holders of shares of Series C Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of the Senior Preferred, Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, Series E Preferred and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred, but before any payment shall be made to the holders of the Series D Preferred, Series F Preferred, Series G Preferred and Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred, by reason of their ownership thereof, an amount equal to $2.40 per share of Series C Preferred, plus an amount equal to any declared but unpaid dividends to and including the date full payment shall be tendered to the holders of the Series C Preferred with respect to such liquidation, dissolution or winding up (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); and

               (iii) the holders of shares of Series D Preferred, Series F Preferred and Series G Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of the Senior Preferred, Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, Series C Preferred, Series E Preferred and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series D Preferred, Series F Preferred and Series G Preferred, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred, Series F Preferred and Series G Preferred, by reason of their ownership thereof, an amount equal to (A) $3.60 per share of Series D Preferred, (B) $2.40 per share of Series F Preferred, and (C) $10.00 per share of Series G Preferred, plus an amount equal to any declared but unpaid

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dividends to and including the date full payment shall be tendered to the holders of the Series D Preferred, Series F Preferred and Series G Preferred with respect to such liquidation, dissolution or winding up (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). In addition to the amount equal to $10.00 per share plus the declared but unpaid dividends as provided above for Series G Preferred, the holders of Series G Preferred shall be entitled to the dividends accrued pursuant to Section 3.6(c) (which dividends shall be deemed accrued on a per diem basis through the date of such event and thereafter). The amount equal to $10.00 per share, plus the dividends accrued pursuant to Section 3.6(c) or otherwise declared and unpaid shall collectively be referred to herein as the "Series G Preference Amount".

          (b) Payment.  Upon the dissolution, liquidation or winding up of the
              -------
Corporation, all preferential amounts required to be paid by the Corporation shall be paid first to the holders of Senior Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Senior Preferred Stock; second, to the holders of Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, and Series E Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the holders of Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, Series E Preferred; third, to the holders of Series C Preferred and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred; and fourth, to the holders of Series D Preferred, Series F Preferred, and Series G Preferred and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series D Preferred, Series F Preferred and Series G Preferred. After the payments set forth in the preceding sentence, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, Series E Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred and Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

          (c) Allocation Among Series A, AA, B, BB and E Preferred if Funds
              -------------------------------------------------------------
Insufficient. If the assets or surplus funds to be distributed to the holders of
------------
the Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred and Series E Preferred are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series AA Preferred, Series B Preferred, Series BB and Series E Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (d) Allocation With Respect to Series C Preferred if Funds
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Insufficient. If, after the payment to the holders of the Series A Preferred,
------------
Series AA Preferred, Series B Preferred Series BB Preferred and Series E Preferred of their full preferential amounts, the

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assets or surplus funds to be distributed to the holders of the Series C
Preferred are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (e) Allocation Among Series D, F and G Preferred if Funds
              -----------------------------------------------------
Insufficient. If, after the payment to the holders of the Series A Preferred, Series AA Preferred, Series B Preferred, Series BB Preferred, Series E Preferred and Series C Preferred of their full preferential amounts, the assets or surplus funds to be distributed to the holders of the Series D Preferred, Series F Preferred and Series G Preferred are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred, Series F Preferred and Series G Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (f) Certain Events Deemed Liquidation; Exception. A sale of all or
              --------------------------------------------
substantially all of the assets of the Corporation or the consolidation or merger of the Corporation, or sale of more than fifty percent (50%) of the capital stock of the Corporation in a transaction or series of related transactions shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.3, but only if the holders of the outstanding stock of the Corporation immediately prior to the closing of such sale, merger or consolidation hold, immediately after such closing, less than a majority in interest of the issued and outstanding shares of voting securities (as measured by voting power) of the entity purchasing all or substantially all of the Corporation's assets or of the entity (including without limitation the Corporation) surviving or resulting from such merger or consolidation, as the case may be; provided, however, that such transaction shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation and, to the extent applicable, all outstanding shares of a given series of Preferred Stock shall be treated under the provisions of Section 3.4(d)(vii) in lieu of this Section 3.3 in connection with such sale, merger or consolidation in the event that the holders of a majority of the outstanding shares of such series of Preferred Stock so elect, by notice to the Corporation no later than fifteen (15) days before the effective date of such event.

          (g) Non-cash Consideration. In any transaction subject to Section
              ----------------------
3.3(f), if the consideration payable to the Corporation and allocable to the holders of the shares of any series of Preferred Stock or directly payable to the holders of the shares of such series of Preferred Stock in connection with any such sale, merger or consolidation (the "Transaction Consideration") does not consist entirely of cash, the Corporation may satisfy its obligations under
Section 3.3(b) by paying to the holders of the shares of the applicable series of Preferred Stock a portion of the Transaction Consideration with a fair market value equal to the amount required to be distributed pursuant to this Section
3.3. The fair market value of the Transaction Consideration shall be determined by mutual agreement of the Corporation and the holders of a majority of the outstanding shares of the applicable series of Preferred Stock. If the Transaction Consideration consists of more than one type of

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consideration, then each type of consideration shall be distributed to each holder of shares of such series of Preferred Stock in the same proportions as such type of consideration represents of the total Transaction Consideration.

     Section 3.4.  Conversion. The holders of Preferred Stock and the
                   ----------
Corporation shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.
               ----------------

               (i) Each share of Preferred Stock other than the Series G Preferred shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $1.00 with respect to the Series A Preferred; (ii) $1.00 with respect to the Series AA Preferred; (iii) $1.20 with respect to the Series B Preferred; (iv) $1.20 with respect to the Series BB Preferred; (v) $2.40 with respect to the Series C Preferred; (vi) $3.60 with respect to the Series D Preferred; (vii) $2.00 with respect to the Series E Preferred; and (viii) $2.40 with respect to the Series F Preferred, by the applicable Conversion Price (as defined below) in effect at the time of conversion. The initial Conversion Price of (s) Series A Preferred shall be $1.00; (t) Series AA Preferred shall be $1.00; (u) Series B Preferred shall be $1.20; (v) Series BB Preferred shall be $1.20; (w) Series C Preferred shall be $2.40; (x) Series D Preferred shall be $3.60; (y) Series E Preferred shall be $2.00; and (z) Series F Preferred shall be $2.40. Subject to Section 3.4(e), the Conversion Price of each series of Preferred Stock shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which a share of each series of the Preferred Stock is convertible) in accordance with this Section 3.4. Each person so converting shares of Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each such person within thirty (30) days of the date of conversion.

               (ii) Each share of Series G Preferred shall be convertible, at the option of any holder thereof or at the option of the Corporation, at any time after the date of the second anniversary of the date of issuance of the first share of Series G Preferred issued by the Corporation; provided that no such conversion shall be made with respect to any single holder to the extent that such conversion would cause such single holder of such converted shares to exceed a 19.5% ownership interest in the Corporation. Any such conversion shall be made, without the payment of any additional consideration therefor, into that number of fully paid and non-assessable shares of Common Stock as is determined as follows: (1) in the event that either a Qualified Financing or a Public Offering (as such terms are defined in Section 3.4(h)) has occurred prior to the date of such conversion under this Section 3.4(a)(ii), by dividing the Series G Preference Amount by the Series G Conversion Price established under Section 3.4(h); or (2) if neither a Qualified Financing nor a Public Offering (as such terms are defined in Section 3.4(h)) has occurred prior to the date of such conversion under this Section 3.4(a)(ii), then by dividing the Series G Preference Amount by the Appraisal Price (as hereinafter defined). As used herein, the "Appraisal Price" shall mean the greater of $2.00 or the quotient obtained by dividing the Appraised Value (as

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hereinafter defined) by the number of shares of Common Stock outstanding or issuable before the conversion of Convertible Securities (as defined in Section 3.4(d)(i)(3) hereof) or the exercise of Options (as defined in Section 3.4(d)(i)(1) hereof) on the date the shares of Series G Preferred are surrendered pursuant to Section 3.4(c)(ii) hereof. Appraised Value shall mean the value of the Corporation as determined pursuant to Section 3.4(a)(iii).

               (iii) Within thirty (30) days of receiving notice from a holder of Series G Preferred that it wishes to convert shares of its Series G Preferred pursuant to this Section 3.4(a) or within thirty (30) days after providing notice to a holder of Series G Preferred that the Corporation wishes to convert shares of the Series G Preferred pursuant to Section 3.4(a) (in either case, the holder of Series G Preferred shall be referred to as the "Redeeming Holder"), the Corporation shall cause an internal valuation of the Corporation to be prepared (the "Corporation's Valuation") and sent to the Redeeming Holder and all other holders of Series G Preferred. Upon receipt of such notice, any holder of Series G Preferred may become a Redeeming Holder hereunder by returning the Response Notice described below. Within 15 days after receipt of the Corporation's Valuation (the "Response Period"), a Redeeming Holder shall have the right to deliver to the Corporation a written notice (a "Response Notice") indicating such Redeeming Holder's disapproval of the Corporation's Valuation. In the event that a Redeeming Holder does not approve of the Corporation's Valuation, such Redeeming Holder shall, within 15 days after delivery of the Response Notice to the Corporation, cause an internal valuation of the Corporation to be prepared (the "Redeeming Holder's Valuation") and delivered to the Corporation. The Corporation and such Redeeming Holder shall then have a period of 15 days to agree upon the Appraised Value; provided that if the Corporation and such Redeeming Holder are unable to agree on such amount, they shall select an arbitrator (which arbitrator must be a disinterested third party with reasonable qualifications in the valuation of businesses in the pharmaceutical industry), who will be instructed to make a decision within thirty (30) days thereafter on the basis of "baseball arbitration" principles (such that the arbitrator must select one of the two valuations presented to the arbitrator by the Corporation and the Redeeming Holder). The Corporation and such Redeeming Holder shall share equally all expenses of any arbitrator. Within five (5) days after the determination of the Appraised Value, the Corporation shall give notice of the Appraised Value and the date on which such conversion may take place, which shall be not less than ten (10) days after such notice is given to the Redeeming Holder.

          (b)  Automatic Conversion.
               --------------------

               (i) Each share of Preferred Stock, other than Series G Preferred, shall automatically be converted into shares of Common Stock, according to the ratio set forth in Section 3.4(a), upon:

                    (1) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a public offering price of at least $3.00 per share (with such amount to be

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

appropriately adjusted in the event of any stock dividend, stock distribution, subdivision combination or consolidation, as provided in Section 3.4(d)(vi)) and having an aggregate offering price to the public resulting in gross proceeds to the Corporation of not less than $10,000,000; or

                              (2) the written consent of holders in interest of
eighty percent (80%) or more of the Preferred Stock, excluding the Series G Preferred, outstanding at that time.

               (ii) Each share of Series G Preferred shall automatically be converted into shares of Common Stock at the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public; provided that no such conversion shall be made with respect to any single holder to the extent that such conversion would cause such single holder of such converted shares to exceed a 19.5% ownership interest in the Corporation. Any such conversion shall be made, without the payment of any additional consideration therefor, into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series G Preference Amount by the Series G Conversion Price determined pursuant to Section 3.4 (h)(i) or 3.4(h)(ii). In the event that there are shares of Series G Preferred that are not converted under this provision due to the foregoing limitation, then: (1) any such affected holders and the Corporation shall promptly enter into good faith discussions to determine a mutually acceptable mechanism to cause such outstanding shares of Series G Preferred to convert to Common Stock as soon as reasonably practical following the closing of such public offering; and (2) such outstanding shares of Series G Preferred shall continue to automatically convert to Common Stock as and when such conversion may be made in conformance with the foregoing limitation.

               (iii) The person(s) entitled to receive Common Stock issuable upon a conversion of Preferred Stock hereunder shall not be deemed to have converted the Preferred Stock until immediately prior to the closing of such offering or the receipt by the Corporation of such consent if applicable, at which time such conversion shall be deemed to have been effective. Upon the effectiveness of such conversion, the Preferred Stock shall no longer be outstanding on the books of the Corporation, and thereafter the holders of the Preferred Stock shall be treated for all purposes as the record holders of the Common Stock issued upon the conversion thereof. Each person who holds of record Preferred Stock immediately prior to an automatic conversion shall be entitled to all declared but unpaid dividends up to the time of the automatic conversion. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

               (iv) In furtherance of Section 3.8 hereof, upon the conversion of all outstanding shares of the Preferred Stock pursuant to Sections 3.4(b)(i)(1) and 3.4(b)(ii), all authorized shares of Preferred Stock will be cancelled and will not be reissued, sold or transferred, whether or not such authorized shares were outstanding on the date of conversion.

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

          (c)  Mechanics of Conversion.
               -----------------------

               (i) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. The determination as to whether or not any fractional shares are issuable upon conversion of Preferred Stock shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, and not upon each share of Preferred Stock being converted by such holder.

               (ii) Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to Section 3.4(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein his name or the name or names of his nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number(s). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of Preferred Stock or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (iii) In connection with any automatic or mandatory conversion of Preferred Stock pursuant to Section 3.4(b) or 3.4(e), the Corporation, at its discretion, may require that the holders of such Preferred Stock surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders a certificate or certificates for the number of shares of Common Stock or preferred stock to which such holders, respectively, shall be entitled, together with cash in lieu of any fraction of a share of Common Stock.

          (d) Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

               (i) Special Definitions. For purposes of this Section 3.4(d), the
                   -------------------
following definitions shall apply:

                    (1) "Option" shall mean rights, options or warrants to
                         ------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2) "Original Issue Date" shall mean, as to a series of
                              -------------------
Preferred Stock, the date on which the first share of such series was issued.

                         (3) "Convertible Securities" shall mean any evidences
                              ----------------------
of indebtedness, shares (other than Common Stock or other stock issued on conversion of the Preferred Stock or any other series of preferred stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (4) "Additional Shares of Common Stock" shall mean,
                              ---------------------------------
with respect to the Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred, all shares of Common Stock issued (or, pursuant to Section 3.4(d)(iii)(1), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A) upon conversion of shares of Preferred Stock
or by way of dividend or distribution on shares of Preferred Stock;

                              (B) in connection with strategic alliances, joint
ventures or partnerships, or in connection with the licensing or acquisition by the Corporation of technology or intellectual property, each as approved by the Board of Directors of the Corporation; and

                              (C) to officers, directors or employees of, or
consultants to, the Corporation pursuant to action by the Board of Directors prior to the Original Issue Date, pursuant to the Corporation's Stock Option Plan in existence as of the Original Issue Date or pursuant to any other stock purchase or option plan or other employee or director stock incentive or compensation program (collectively, the "Plans") approved by a majority of the members of the Board of Directors designated by the holders of Preferred Stock.

          (ii) No Adjustment of Conversion Price. No adjustment in the number of
               ---------------------------------
shares of Common Stock into which a share of any series of Preferred Stock is convertible shall be made by adjustment in the Conversion Price of such series of Preferred Stock, in respect of the issuance of Additional Shares of Common Stock or otherwise, (a) unless, with respect to adjustment in the Conversion Price under Section 3.4(d)(iv), the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of such series of Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least fifty-and-one-tenth percent (50.1%) of the then outstanding shares of such series of affected Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock or such other that otherwise would cause an adjustment in the Conversion Price under this Section 3.4(d).

          (iii)  Issue of Certain Securities Deemed Issue, Not Issue of
                 ------------------------------------------------------
Additional Shares of Common Stock.
---------------------------------

                    (1) Options and Convertible Securities. In the event the
                        ----------------------------------
Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument(s) relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon (x) the exercise of such Options or (y) in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, or (z) in the case of Options for Convertible Securities, the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued if (i) such shares of Common Stock are excluded from the definition of Additional Shares of Common Stock set forth in Section 3.4(d)(i)(4), or (ii) with respect to any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, the consideration per share (determined pursuant to Section 3.4(d)(v)) of such Additional Shares of Common Stock is not less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued under this Section 3.4(d)(iii)(1):

                         (A) no further adjustment in the Conversion Price of
any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options, conversion or exchange of such Convertible Securities, or conversion or exchange of the Convertible Securities issued upon the exercise of Options for Convertible Securities;

                         (B) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of any the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                              (I) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the additional consideration, if any, actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise of such Options were issued at the time of issue of such Options, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 3.4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; provided, however, that upon the subsequent expiration of any rights of conversion or exchange under the Convertible Securities actually issued upon the exercise of such Options, a recomputation of the Conversion Price of any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, as originally recomputed under this Section 3.4(d)(iii)(1)(C)(II) and any subsequent adjustments based thereon, shall be made pursuant to Section 3.4(d)(iii)(1)(C)(I).

                         (D) no readjustment pursuant to clause (B) or (C) above
shall have the effect of increasing the Conversion Price of any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, to an amount which exceeds the lower of (i) the Conversion Price of such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such series of Preferred Stock that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E) in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of any series of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred shall be made until the expiration and/or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 3.4(d)(iii)(1)(C); and

                         (F) if such record date shall have been fixed and such
Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of such series of Preferred Stock shall be adjusted pursuant to this Section 3.4(d)(iii) as of the actual date of issuance of such Options or Convertible Securities.

                    (2) Stock Dividends, Distributions and Subdivisions. In the
                        -----------------------------------------------
event the Corporation at any time or from time to time after the Original Issue Date of Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Conversion Price of each series of Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred shall be adjusted in accordance with
Section 3.4(d)(vi)(1).

                    (3) Stock Combinations and Consolidations. In the event the
                        -------------------------------------
Corporation at any time or from time to time after the Original Issue Date of any series of Preferred Stock shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Conversion Price of each series of Preferred Stock shall be adjusted in accordance with Section 3.4(d)(vi).

               (iv)  Adjustment of Conversion Price Upon Issuance of Additional
                     ----------------------------------------------------------
Shares of Common Stock.
----------------------

                    (1) Adjustment Generally. Subject to the provisions of
                        --------------------
Sections 3.4(d)(ii), 3.4(d)(iii)(2)-(3) and 3.4(e), in the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.4(d)(iii)(1)) without consideration or for consideration per share less than the Conversion Price of any of the Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred, as the case may be, in effect on the date of, and immediately prior to, such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, in order to increase the number of shares of Common Stock into which a share of such series of Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing
(A) (i) the Conversion Price of such series of Preferred Stock multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (excluding the shares of Common Stock issuable upon conversion of the series of Preferred Stock for which such adjustment is being made, but including shares of Common Stock issuable upon conversion of any outstanding Options,

Convertible Securities and shares of all other series of Preferred Stock), plus
(ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (excluding the shares of Common Stock issuable upon conversion of the series of Preferred Stock for which such adjustment is being made but including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of all other series of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                    (2) Adjustments Applicable to Series AA and BB Preferred.
                        ----------------------------------------------------
Until shares of Series AA Preferred are issued and outstanding, the Conversion Price of Series AA Preferred shall be adjusted as and when the Conversion Price of the Series A Preferred is adjusted, regardless of the Original Issue Date of the Series AA Preferred. Until shares of Series BB Preferred are issued and outstanding, the Conversion Price of Series BB Preferred shall be adjusted as and when the Conversion Price of the Series B Preferred is adjusted, regardless of the Original Issue Date of the Series BB Preferred.

          (v) Determination of Consideration. For purposes of this Section
              ------------------------------
3.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property. Such consideration shall:
                        -----------------

                         (A) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash,
be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 3.4(d)(v)(1)(A) and
(B), as determined in good faith by the Board of Directors.

                    (2) Options and Convertible Securities. The aggregate
                        ----------------------------------
consideration received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by computing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible

Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instrument(s) relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon (i) the exercise in full of such Options, (ii) in the case of Convertible Securities, the conversion or exchange in full of such Convertible Securities, or (iii) in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange in full of such Convertible Securities. The total number of Additional Shares of Common Stock so issued shall be determined by calculating the maximum number of shares of Common Stock (as set forth in the instrument(s) relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon (x) the exercise in full of such Options, (y) in the case of Convertible Securities, the conversion or exchange in full of such Convertible Securities, or (z) in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange in full of such Convertible Securities.

               (vi) Adjustment for Dividends, Distributions, Subdivisions,
                    ------------------------------------------------------
Combinations or Consolidation of Common Stock.
---------------------------------------------

                    (1) Stock Dividends, Distributions or Subdivisions. In the
                        ----------------------------------------------
event the Corporation at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Conversion Price of each series of Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                    (2) Combinations or Consolidations. In the event the
                        ------------------------------
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (vii)  Adjustment for Merger or Reorganization. Subject to the
                      ---------------------------------------
last sentence of this Section 3.4(d)(vii), in case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation or the sale of more than fifty percent (50%) of the capital stock of the Company in a transaction or series of related transactions to another corporation in which the holders of Common Stock will be entitled to receive shares of stock, other securities or property, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or the property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that such provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock. In the event that such merger or consolidation of the Corporation or the sale of all or substantially all its assets or the sale of more than fifty percent (50%) of the capital stock of the Company in a transaction or series of related transactions shall also be subject to the provisions of Section 3.3, the Corporation shall give notice to all of the holders of Preferred Stock at least thirty (30) days before the effective date of such event. The holders of a majority of each series of outstanding Preferred Stock may elect to obtain treatment of all outstanding shares of such series of Preferred Stock under this Section 3.4(d)(vii) in lieu of that described in
Section 3.3, notice of which election shall be submitted in writing to the Corporation no later than fifteen (15) days before the effective date of such event.

          (e) Mandatory Conversion of Preferred Stock to New Series of Preferred
              ------------------------------------------------------------------
Stock.
-----

               (i) Special Definitions. For purposes of this Section 3.4(e), the
                   -------------------
following definitions shall apply:

                    (1) "Series Preferred Stock" shall mean the Series A
                         ----------------------
Preferred and Series B Preferred, collectively.

                    (2) "Pro Rata Share" shall mean that portion of a Dilutive
                         --------------
Issuance which equals the lesser of:

                         (A) the product of (a) times (b), where (a) equals the
ratio of (x) the number of shares of Common Stock issued or issuable upon conversion of the Series Preferred Stock or other preferred stock issued on conversion of Series Preferred Stock that is then held by a holder of Series Preferred Stock or such other preferred stock, to (y) the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion of then outstanding Series Preferred Stock, preferred stock, or other convertible securities or on exercise of options, rights, or warrants, and (b) equals the gross consideration received by the Corporation in connection with a Dilutive Issuance; or

                         (B) the product of (a) times (b), where (a) equals  the
ratio of (x) the number of shares of Common Stock issued or issuable upon conversion of the Series Preferred Stock or other preferred stock issued on conversion of the Series Preferred Stock that is then held by a holder of Series Preferred Stock or such other preferred stock issued on conversion of Series Preferred Stock, to (y) the number of shares of Common

Stock issued or issuable upon conversion of the Series Preferred Stock or other preferred stock issued on conversion of the Series Preferred Stock held by all holders of Series Preferred Stock or other preferred stock issued on conversion of Series Preferred Stock, and (b) equals the dollar amount determined by a majority of members of the Board of Directors to be the aggregate amount of the Dilutive Issuance for purchase by the holders of Series Preferred Stock, provided that such amount shall be deemed to be 100% of Dilutive Issuance in the absence of a determination of the Board of Directors to the contrary.

                    (3) "Dilutive Issuance" shall mean an issuance of New
                         -----------------
Securities (as defined in the Investors' Rights Agreement) which results in Diluted Stock.

                    (4) "Diluted Stock" shall mean shares of Series Preferred
                         -------------
Stock (or preferred stock issued on conversion of Series Preferred Stock pursuant to this Section 3.4(e)) that have a Conversion Price per share greater than the consideration per share to be received in a Dilutive Issuance.

                    (5) "Investors' Rights Agreement" shall mean the Investors'
                         ---------------------------
Rights Agreement among the Corporation and certain stockholders, dated as of April 8, 1997, as amended from time to time.

                    (6) "Participating Investor" shall mean any holder of
                         ----------------------
Diluted Stock who, together with the Affiliates of such holder (regardless of whether such holder itself actually purchases): (i) agrees to purchase, in accordance with Section 1 of the Investors' Rights Agreement, such holder's Pro Rata Share of a Dilutive Issuance on or before the last day of the twenty-day period specified in Section 1.3 of the Investors' Rights Agreement applicable to the Dilutive Issuance, and (ii) purchases such holder's Pro Rata Share of the Dilutive Issuance in accordance with Section 1 of the Investors' Rights Agreement.

                    (7) "Affiliate" shall mean any person that directly, or
                         ---------
indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a holder of Diluted Stock.

          (ii) Converted Shares. Subject to Section 3.4(e)(vii), each share of
               ----------------
Diluted Stock held by a person other than a Participating Investor (such shares, "Converted Shares") that belongs to a single series of preferred stock shall automatically be converted simultaneously with the closing of the Dilutive Issuance into one share of a new series of preferred stock pursuant to the terms hereof. The Conversion Price of each such new series of preferred stock immediately after the date of the Dilutive Issuance shall equal the Conversion Price of the corresponding series of preferred stock from which the Converted Shares were converted, as in effect immediately prior to the closing of the Dilutive Issuance, but without giving effect to any adjustments under this
Section 3.4 in connection with such Dilutive Issuance. Other than as set forth in the foregoing sentence, each such new series of preferred stock shall have the same rights and preferences as the corresponding series of preferred stock from which the Converted Shares were converted, including the provisions for future adjustment in the Conversion Price in accordance with Section 3.4(d) above and for further automatic conversion under this Section 3.4(e) if not held by a Participating Investor in a future Dilutive Issuance. In the event that Series A Preferred is Diluted Stock and no shares of Series A Preferred have previously been converted under this Section 3.4(e)(ii), then each such Converted Share of Series A Preferred shall automatically be converted into one share of Series AA Preferred, which Series AA Preferred shall conform to the two foregoing sentences. In the event that Series B Preferred is Diluted Stock and no shares of Series B Preferred have previously been converted under this Section 3.4(e)(ii), then each such Converted Share of Series B Preferred shall be automatically converted into one share of Series BB Preferred, which Series BB Preferred shall conform to the foregoing provisions of this Section 3.4(e)(ii). After such initial conversion, Converted Shares (whether shares of Series Preferred Stock, Series AA Preferred, Series BB Preferred or any new series of preferred stock authorized hereafter to effect further conversion under this Section 3.4) belonging to a single series of Preferred Stock shall be converted into shares of new series of preferred stock to be authorized in accordance with this Section 3.4(e).

          (iii)  Necessary Actions. The Corporation, the Board of Directors and
                 -----------------
the holders of the outstanding Preferred Stock and Common Stock shall take all necessary actions to designate new series of preferred stock to the extent necessary to accomplish the conversions described in this Section 3.4(e), including any amendment to this Certificate of Incorporation.

          (iv) Shares Underlying Warrants, etc. Any shares of Series Preferred
               --------------------------------
Stock which are issuable pursuant to any outstanding right, option, warrant or other convertible security shall remain shares of Series Preferred Stock without regard to whether the holder of such right, option, warrant or other convertible security is a Participating Investor, provided that such shares of Series Preferred Stock shall become subject to this Section 3.4(e) after issuance thereof.

          (v) Effectiveness of Conversion. Upon the conversion of Converted
              ---------------------------
Shares as set forth in this Section 3.4(e), such Converted Shares shall no longer be outstanding on the books of the Corporation and the holder of such Converted Shares shall be treated for all purposes as the record holder on the date of closing of the Dilutive Issuance of the shares of Series AA Preferred, Series BB Preferred, or such other new series of preferred stock authorized in accordance with this Section 3.4(e), as the case may be, issued upon conversion of such Converted Shares.

          (vi) Reservation of Series AA Preferred and Series BB Preferred. Until
               ----------------------------------------------------------
the first Dilutive Issuance in which there are Converted Shares, the Corporation shall reserve and keep available out of its authorized but unissued Series AA Preferred and Series BB Preferred such number of shares of Series AA Preferred and Series BB Preferred as shall from time to time be sufficient to effect conversion of all outstanding shares of Series Preferred Stock. The Corporation shall not in any event issue any shares of Series AA Preferred or Series BB Preferred except as provided in this Section 3.4(e).

          (vii)  Exclusions. The provisions of this Section 3.4(e) shall not
                 ----------
apply in the event that (A) the holders of Diluted Stock are not entitled to purchase their respective Pro Rata Shares of the Dilutive Issuance under the provisions of Section 1 of the Investors' Rights Agreement, or terms substantially similar to such provisions, or (B) the Corporation shall fail to comply with its obligation to offer and sell the New Securities the issuance of which would constitute a Dilutive Issuance in accordance with such provisions or terms.

     (f) No Impairment. The Corporation will not, by amendment of this
         -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

     (g) Certificate as to Adjustments, etc. Upon the occurrence of any one
         -----------------------------------
or more: (i) adjustments or readjustments of any Conversion Price pursuant to this Section 3.4; or (ii) conversions of shares of Preferred Stock under Section 3.4(b) or 3.4(e), the Corporation at its expense shall promptly compute such adjustment, readjustment or conversion in accordance with the terms of this
Section 3.4 and furnish to each holder of shares of Preferred Stock affected by such adjustment, readjustment or conversion a certificate setting forth each such adjustment, readjustment or conversion and showing in detail the facts upon which such adjustment, readjustment or conversion is based; provided, however, that the failure to promptly provide such notice shall not affect the effectiveness of such adjustment, readjustment or conversion. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (x) such adjustments and readjustments, (y) the Conversion Price of any series of Preferred Stock at that time in effect, and (z) the number of shares of Common Stock and the amount, if any, of other securities or property which at that time would be received upon the conversion of a share of any series of Preferred Stock.

     (h)  Series G Conversion Price.  The Conversion Price for the Series G
          -------------------------
Preferred shall be determined as follows:

          (i) upon the closing of an offer and sale by the Corporation of any Preferred Stock (other than in connection with a Strategic Transaction (as hereinafter defined), or to employees of the Corporation or in connection with any equipment financing, leasing or banking arrangements) issued and sold in the Corporation's next equity financing with gross proceeds to the Corporation from outside investors of at least $2,500,000 (a "Qualified Financing"), and provided that such Qualified Financing occurs prior to a Public Offering (as defined in Section 3.4(h)(ii)), then the Conversion Price shall be the conversion price at which the securities sold in the Qualified Financing may be converted into Common

Stock. As used herein, Strategic Transaction shall mean a transaction described in Section 3.4(d)(i)(4)(B) hereof.

          (ii) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public (a "Public Offering"), and provided that such Public Offering occurs prior to a Qualified Financing (as defined in Section 3.4(h)(i), then the Conversion Price shall be the price per share at which the Common Stock is offered and sold to the public in the Public Offering.

          (i) Notices of Record Date. In the event of (i) any taking by the
              ----------------------
Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall mail to each holder of Preferred Stock a notice specifying, to the extent applicable, (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up. Any such notice shall be mailed at least thirty (30) days in advance of the date specified in clause (A), (B) or (C) above, as applicable.

          (j) Common Stock Reserved. The Corporation shall reserve and keep
              ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock that shall be outstanding from time to time.

     Section 3.5.  Voting Rights.
                   -------------

          (a) Preferred Stock Generally. The holders of shares of outstanding
              -------------------------
Preferred Stock other than the Series G Preferred shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, as though the Common Stock and the Preferred Stock (other than the Series G Preferred) constituted a single class of stock, except with respect to those matters on which the Delaware Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and except as provided in Sections 3.5(b) and 3.7, on the following basis: A holder of Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each share of Preferred Stock held by such holder is then convertible. The holders of Series G Preferred shall have no voting rights, except as specifically provided by the Delaware Corporation Law.

          (b)  Election of Directors.
               ---------------------

               (i) The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined in the manner provided in the By-Laws.

               (ii) The directors of the Company need not be elected by written ballot unless the By-Laws so provide.

               (iii) (1) Until the conversion of all of the Company's outstanding Preferred Stock, other than Series G Preferred, to Common Stock pursuant to Section3.4(b)(i)(1), the holders of Series A Preferred, Series B Preferred, Series E Preferred and Common Stock shall vote upon the election of directors in accordance with the Second Amended and Restated Stockholders Agreement among the Corporation and the other parties thereto, dated as of April 8, 1997, as amended from time to time.

                      (2) Upon the conversion of all of the Company's outstanding Preferred Stock, other than Series G Preferred, to Common Stock pursuant to Section3.4(b)(i)(1), the Board of Directors shall be divided into three classes, which are hereby designated as Class A, Class B and Class C respectively, as nearly equal in number as the then total number of directors constituting the whole Board permits. At the next annual meeting of the stockholders following the creation of classes of directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders following such initial classification and election, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

     Section 3.6.  Dividend Rights.
                   ---------------

          (a) Dividends on Common Stock. The holders of outstanding Series A
              -------------------------
Preferred, Series B Preferred, Series C Preferred and Series E Preferred shall be entitled to receive, and shall receive, a dividend (determined on the basis of the number of shares of Common Stock into which each share of each such series of Preferred Stock is then convertible) equal to any dividend paid on Common Stock.

          (b) Dividends on Preferred Stock other than Series G Preferred. In the
              ----------------------------------------------------------
event that the Board of Directors declares and/or pays a dividend that is payable on any series of Preferred Stock other than Series G Preferred (including, without limitation, Series D Preferred and Series F Preferred) (the "Dividend Series"), the Board shall do so on a pari passu basis among: (i) all holders of the Dividend Series, and (ii) all holders of any of Series A Preferred, Series B Preferred, Series C Preferred and/or Series E Preferred (determined on the basis of the number of shares of Common Stock into which each share of each such series of Preferred Stock is then convertible), to the extent that each such series is not the Dividend Series.

          (c) Dividends on Series G Preferred.  The holders of the Series G
              -------------------------------
Preferred shall be entitled to receive, out of any assets legally available therefor, cumulative dividends at the per share rate of the prime rate (as published in The Wall Street Journal on the date of the calculation of such dividend) plus 1% of the Series G Preference Amount (as defined in Section 3.3(a)(iii)), which Series G Preference Amount shall be adjusted annually as of January 1st, of a given year for each share of Series G Preferred held by such holder in preference and priority to any payment of any dividend on the Common
Stock or any other class or series of Preferred Stock of the Corporation.   Such
dividends shall accrue on any given share from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed and shall be payable only:

               (i) upon the liquidation, dissolution or winding up of the Company pursuant to the formula in Section 3.3; and

               (ii) upon conversion of the Series G Preferred pursuant to
Section 3.4.

          (d) Payment. Any declared and unpaid dividend, other than the dividend
              -------
set forth in Section 3.6(c) above, shall be payable on liquidation and conversion in accordance with Sections 3.3 and 3.4.

     Section 3.7.  Covenants, Consent of Series A, B, C and E Preferred
                   ----------------------------------------------------
Required.

          (a)  Vote of All Preferred as a Class.  In addition to Section 3.5
               --------------------------------
and any vote which any series of Preferred Stock may have under Delaware law, so long as any shares of Series A, B, C or E Preferred or shares of any series of preferred stock issued as a result of the conversion of Series A, B, C or E Preferred in accordance with Section 3.4(e)(ii) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding Series A, B, C and E Preferred, voting together as a single class:

               (i) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the by-laws of the Corporation (as may be amended from time to time, the "By-Laws") if such action would change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A, B, C or E Preferred generally, including the reclassification of any Common Stock into shares having any preference or priority as to dividends, voting, anti-dilution or assets superior to or on a parity with any such preference or priority of the Series A, B, C or E Preferred, or the creation or issuance of any other class or classes of stock or series of preferred stock (other than pursuant to Section 3.4(e)) having any preference or priority as to dividends, voting, anti-dilution or assets superior to or on a parity with any such preference or priority of the outstanding Series A, B, C or E Preferred; or

               (ii) authorize (x) any merger or consolidation of the Corporation with or into any other corporation or entity (except into or with a wholly owned subsidiary with the requisite stockholder approval), or (y) the sale of all or substantially all of the assets of the Corporation.

          (b)  Separate Vote of Individual Series of Preferred Stock. So long
               -----------------------------------------------------
as any shares of Preferred Stock are outstanding, the Corporation shall not alter or change the rights, preferences, privileges or restrictions of a series of Preferred Stock so as to adversely affect such shares in a manner different than the other series of Preferred Stock without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the series of Preferred Stock so affected.

     Section 3.8.  Converted or Otherwise Acquired Shares. Any share of
                   --------------------------------------
Preferred Stock that is converted under Section 3.4 or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

     Section 3.9.   No Preemptive Rights. Stockholders shall have no preemptive
                    --------------------
rights except as granted by the Corporation pursuant to written agreements, whether prior or subsequent to the date hereof.

     Section 3.10.   Notice. Any notice required under the provisions of this
                     ------
Section 3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, or if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
All notices shall be addressed, in the case of a stockholder, to such holder of record at the address of such holder appearing on the books of the Corporation and, in the case of the Corporation, to the principal office of the Corporation.

     Section 3.11.  Residual Rights. All rights accruing to the outstanding
                    ---------------
shares of the Corporation not expressly provided for to the contrary in this
Section 3 shall be vested in the Common Stock.

     FIFTH.  The Corporation is to have perpetual existence.

     SIXTH. Election of directors need not be by written ballot unless the By-Laws shall so provide.

     SEVENTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws.

     EIGHTH. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the Delaware Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

     NINTH. The Corporation shall, to the fullest extent permitted by the Delaware Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

     Any amendment or repeal of this Article shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

     TENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under (S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
(S) 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court
directs.   If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganizations shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     4. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware Corporation Law by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote thereon was 31,616,900 shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock voting together as a class. Holders of 56%, in the aggregate, of such outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock approved such amendment by written consent in accordance with Section 228 of the Delaware Corporation Law, and written notice of such was given by this Corporation in accordance with said Section 228.

    IN WITNESS WHEREOF, Inspire Pharmaceuticals, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 28th day of March, 2000.

                         INSPIRE PHARMACEUTICALS, INC.



                         By:    /s/ Christy L. Shaffer
                            --------------------------------
                         Name: Christy L. Shaffer, Ph.D.
                         Title: President and Chief Executive Officer